                                                                   EXHIBIT 10(d)





                                OHM CORPORATION


                            RETIREMENT SAVINGS PLAN
                                TRUST AGREEMENT

                            (as Amended and Restated
                            Effective July 1, 1994)

                                OHM CORPORATION


                            RETIREMENT SAVINGS PLAN
                                TRUST AGREEMENT


            OHM Corporation, a Delaware corporation, and National City Bank, Cleveland, Ohio, as Trustee, by execution of this Trust Agreement, hereby amends the OHM Corporation Retirement Savings Trust which holds assets of the OHM Corporation Retirement Savings Plan (hereinafter referred to as the "Plan"), effective as of July 1, 1990. The Plan and this Trust Agreement shall be deemed to be and construed as a single document.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Article 1   Definitions                                                    1

Article 2   Establishment of Trust and Certain
            Primary Conditions of its Operation                            2

Article 3   Investment of the Trust Fund                                   4

Article 4   Powers of the Trustee                                          7

Article 5   Duties and Obligations of the
            Trustee                                                       10

Article 6   Compensation, Rights and Indemnities
            of the Trustee                                                13

Article 7   Resignation or Removal of the Trustee                         18

Article 8   Amendment of the Trust Agreement or
            Termination of the Plan                                       20

Article 9   Miscellaneous                                                 22

                                   Article 1

                                  Definitions


            1.1     Incorporation of Definitions Used in Plan

                    The definitions stated in Article 1 of the Plan are hereby incorporated by reference into this Trust Agreement.

            1.2     Definitions of Terms Used Exclusively in Trust Agreement

                    (a) "Bank" means (1) a banking institution organized under the laws of the United States; (2) a member bank of the Federal Reserve System; or (3) any other banking institution, whether or not incorporated, doing business under the laws of any state or the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks.

                    (b) "Fiduciary" means a person or organization that is a fiduciary with respect to the Plan or the Trust Fund within the meaning of ERISA section 3(21).

                                   Article 2

                           Establishment of Trust and
                  Certain Primary Conditions of its Operation


            2.1     Establishment of Trust

                    This Trust Agreement establishes an employees' trust pursuant to the Plan that is intended to be a tax-exempt organization under Code section 501(a). The Company and the Trustee hereby agree that the Trust Fund shall be held in trust and administered, invested and distributed for the benefit of Participants and their Beneficiaries under the terms and conditions of this Trust Agreement.

            2.2     Designation of Trust

                    The employees' trust established hereunder shall be known as the OHM Corporation Retirement Savings Trust.

            2.3     Trust Fund

                    The Trust Fund shall consist of the cash, Company Stock and other property, if any, held by the Trustee which shall represent at any time the total of the Company Stock acquired by the Trustee and the contributions made to the Trust Fund under the provisions of the Plan, plus the earnings and less the losses thereupon, without distinction between principal and income, less the payments and distributions which at the time of reference have been made by the Trustee as authorized herein.

            2.4     Exclusive Benefit Rule

                    The employees' trust established by this Trust Agreement is expressly declared to be irrevocable, subject to the provisions of Article 8. It shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Participants and their Beneficiaries. The preceding sentence shall not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses and obligations incurred in the maintenance, administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement.

            2.5     Reversion Prohibited

                    Except as permitted in the Plan, it shall be impossible for any part of the Trust Fund to revert to the Company or any Controlled Group Member or any Related Company Controlled Group Member.





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

            2.6     Spendthrift Clause

                    The rights of any Participant or Beneficiary to and in any benefits under the Plan shall not be subject to assignment or alienation, and no Participant or Beneficiary shall have the power to assign, transfer or dispose of such rights, nor shall any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section shall not apply with respect to qualified domestic relations orders as defined in Code section 414(p) and ERISA section 206(d)(3).

                                   Article 3

                          Investment of the Trust Fund


            3.1 General Responsibility and Authority for Investment of Trust Fund Assets

                    Pursuant to the terms of the Plan, the Participant's have the right to direct the Committee as to the investment of certain amounts in their Accounts. To the extent the Committee receives such directions, the Committee shall direct the Trustee to make the directed investments. The assets of the Trust Fund shall be invested and reinvested by the Trustee as directed by the Committee, in accordance with the terms of this Trust Agreement. For purposes of ERISA, the Committee shall be the "Named Fiduciary" with respect to the operation and administration of the Plan and the Trust Fund. The Committee may delegate to the Trustee the sole responsibility for investing any portion of the Trust Fund other than Company Stock.

            3.2     ERISA Requirements

                    (a) In investing and managing the assets of the Trust Fund, the Fiduciary who has investment responsibility and authority shall exercise the care, skill, prudence and diligence, under the circumstances then prevailing, which prudent men, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

                    (b) Except as authorized by regulations promulgated by the Department of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States.

                    (c) In investing and managing the assets of the Trust Fund, the Fiduciary shall take into consideration the funding policy of the Plan.

            3.3     Investment in Company Stock

                    The Trustee shall, as directed by the Committee, (a) acquire shares of Company Stock with assets of the Trust Fund, (b) hold shares of Company Stock which have been otherwise purchased by the Trustee or which have been contributed by an Employer and (c) distribute to former Participants or their Beneficiaries under the terms of the Plan the shares of Company Stock which have been allocated to the Accounts of such Participants pursuant to the terms of the Plan and cash in lieu of fractional shares in accordance with the terms of the Plan. The Trustee is expressly authorized, if so directed by the Committee, to hold 100% of the assets of the Trust Fund in shares of Company Stock.





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

                    The Trustee may purchase Company Stock for the Trust Fund, as directed by the Committee either (a) directly or indirectly from the Company or any shareholder of the Company, including any person deemed to be a "party in interest" within the meaning of ERISA section 3(14) or a "disqualified person" within the meaning of Code section 4975 or (b) if the shares of Company Stock are traded on a national securities exchange, through "blind" transactions on such securities exchange in which neither the purchaser nor the seller knows the identity of the other party to the transaction. In purchasing any securities on a national securities exchange, the Trustee shall give due regard to the trading volume, if any, of Company Stock at the time of each purchase and accordingly regulate the amount and timing of such purchases so as to minimize the effect on market price fluctuations which may be caused by such purchases. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchasing Company Stock, including, if required, the condition that no commission be charged when a purchase of Company Stock is made from a "party in interest" or a "disqualified person."

                    In the event that the Trustee purchases or sells shares of Company Stock from or to a "party in interest" or a "disqualified person," the terms of such purchase or sale shall provide that in the event that there is a final determination by the Internal Revenue Service or court of competent jurisdiction that the Trustee paid more than "adequate consideration" (as defined in ERISA section 3(18)) to the seller or received less than adequate consideration from the purchaser for such shares of Company Stock as of the date of purchase or sale, the seller or purchaser, as the case may be, shall be required to pay to the Trustee an amount in cash equal to the difference between the purchase or sale price and the amount determined to be adequate consideration plus interest at a reasonable rate from the date of purchase or sale to the date of payment.

                    The voting rights of all shares of Company Stock held in the Trust Fund shall be exercisable by the Trustee in accordance with the provisions of the Plan. The Trustee shall not be required to vote any shares of Company Stock unless it has received voting instructions pursuant to the provisions of the Plan.

            3.4     Other Trust Fund Investments

                    As directed by the Committee, the Trustee may deposit or invest any assets of the Trust Fund other than shares of Company Stock in Investments Funds which may consist of (a) short-term cash-equivalent investments, such as Treasury Notes, Treasury Bills or other similar short-term obligations of the United States Government or any instrumentality thereof, savings accounts, bankers' acceptances, certificates of deposit, commercial paper or other interest bearing accounts in a Bank (including those of the Trustee, if the Trustee is a Bank and such instruments or accounts bear a reasonable rate of interest), or in a non-interest bearing checking account as the Committee may deem advisable for the purpose of meeting contemplated payments under the Plan, (b) other securities or investments determined by the Committee to be desirable for the Trust, or (c) any common or collective trust fund or pooled investment fund maintained by the Trustee. The instrument establishing any such common or collective trust fund or pooled investment fund, including all amendments thereto, shall be deemed to have been adopted and made a part of this Trust Agreement.

            3.5     Segregation of Trust Fund Assets

                    (a) Subject to the other provisions of this Section, the assets of the Trust Fund shall be managed, invested and reinvested as a single fund without distinction between principal and income, and the Trustee shall not be required to earmark or keep separate the assets specifically attributable to contributions by or on behalf of each Employer.

                    (b) If requested to do so by the Committee, the Trustee shall establish one or more subaccounts or subtrusts for each Participant.

                    (c) If requested to do so by the Committee, the Trustee shall establish a separate subtrust segregating the assets of the Trust Fund that are attributable to each of the Employers.

                    (d) The Trustee may establish one or more subtrusts segregating the assets of the Trust Fund that are allocable to specific Accounts or segregating the assets of the Trust Fund that are attributable to each of the Employers.





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
                                   Article 4

                             Powers of the Trustee


            4.1     Scope of Powers

                    The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, including (but not limited to) the powers specified in the following Sections of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement.

            4.2     Powers Exercisable by the Trustee
                    In Its Sole Discretion

                    The Trustee is authorized and empowered to exercise the following powers in its sole discretion:

                    (a) To register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall show that all such investments are part of the Trust Fund and the Trustee shall be liable for all acts of its nominees.

                    (b) Except with respect to shares of Company Stock, to vote upon any stocks, bonds, or other securities in the Trust Fund and to give general or special proxies or powers of attorney with or without power of substitution, to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto, to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities in the Trust Fund and to exercise rights of appraisal and similar rights and make decisions with respect to choice of consideration relating thereto, and to delegate discretionary powers and to pay any assessments or charges in connection therewith.

            4.3 Powers Exercisable by the Trustee Only Upon the Direction of the Committee

                    The Trustee shall exercise the following powers only upon the direction of the Committee:

                    (a) To employ suitable agents, including such public accountants as shall be necessary and appropriate, and to employ counsel (which may be counsel for the Committee or the Company), and to pay their reasonable expenses and compensation.

                    (b) To sell, exchange, convey, transfer or otherwise dispose of any portion of the assets of the Trust Fund, by private contract or at public auction, provided, however, that shares of





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
Company Stock may not be sold, exchanged, transferred or disposed of other than in accordance with the provisions of the Plan.

                        (c) To make commitments either alone or in company with others to purchase at any future date any property, investments or securities authorized by Section 3.3 or Section 3.4 of this Agreement.

                        (d) To accept, compromise or otherwise settle any obligations or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings. Notwithstanding the foregoing, if the Trustee recommends to the Committee the acceptance, compromise or settlement of any matter described in this subsection (d), the Committee shall not unreasonably withhold its consent to, or refuse to provide the Trustee with directions to take, such action.

                        (e) To vote Company Stock held in the Trust Fund and exercise any other rights or privileges associated with such Stock in accordance with the terms of the Plan.

The Committee may authorize the Trustee to exercise any power with respect to which direction from the Committee is called for in this Trust Agreement without specific directions or other instructions from the Committee.

               4.4      Tender Offer for Company Stock

                        In the event of a tender offer for shares of Company Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received. The Committee's advice to Participants will include notice that allocated shares for which no instructions are received will not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Committee may also provide Participants with such other material concerning the tender offer as the Committee in its discretion determines to be appropriate. A Participant's instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares to which a Participant's instructions apply will be the total number of shares credited to his Account,





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
whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. The Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this section. Funds received in exchange for tendered stock will be credited to the Account of the Participant whose stock was tendered and will be used by the Trustee to purchase Company Stock, if available on a national securities exchange, commencing on the earlier of the following dates: (i) the trading day following the first day on which the closing price of the Company Stock on a national securities exchange on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (ii) the thirtieth trading day after the expiration date of the tender offer, of which date the Committee will advise the Trustee. In the interim, the Trustee will invest such funds in short term investments permitted under the Trust Agreement.

               4.5      Documents, Instruments and Facilities

                        (a) In order to effectuate the specific powers and authority herein granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

                        (b) The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, unless such use is prohibited by ERISA section 406.





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
                                   Article 5

                     Duties and Obligations of the Trustee


               5.1      Scope of Duties and Obligations

                        The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement. No duties or obligations shall be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trustee under the express terms of this Trust Agreement or unless imposed upon the Trustee by statute or at common law. The Trustee shall have no duty or obligation to advise Participants or Beneficiaries as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

               5.2      General Duties and Obligations

                        (a) The Trustee shall hold all property received by it and any income and gains thereupon. The Trustee shall manage, invest and reinvest the Trust Fund, shall collect the income therefrom, and shall make payments as provided in the Plan and in this Trust Agreement. The Trustee may utilize depositories to hold assets of the Trust Fund, provided however that the Trustee shall not be relieved of any fiduciary responsibility with respect to the assets so held.

                        (b) The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by an Employer or to enforce collection of any contribution due from an Employer. The Trustee is not responsible for the correctness of the computation of the amount of any contribution made or to be made by an Employer.

                        (c)     The Trustee shall make payments and
disbursements from the Trust Fund to or on the order of the Committee, including, when the Committee shall so order, distributions to Participants or their Beneficiaries as provided in the Plan. Orders of the Committee with respect to disbursements from the Trust Fund shall specify the application to be made of such funds, and the Trustee may (to the extent permitted by law) rely on the Committee's instructions regarding disbursements from the Trust Fund.

                        (d) Subject to the provisions of Section 8.2(c), the Trustee shall comply with any directive issued by the Company to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

               5.3      Valuation

                        (a) The Trustee shall determine, and report to the Committee, the current fair market value of the assets and





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
liabilities of the Trust Fund, and Participants' and Beneficiaries' interests therein, as of the regular Valuation Date and as of any interim Valuation Date that may be fixed by the Committee.

                        (b) The fair market value of assets of the Trust Fund shall be determined by the Trustee on the basis of such sources of information as it may deem reliable, including (but not limited to) information reported in: (1) newspapers of general circulation, (2) standard financial periodicals or publications, (3) statistical and valuation services, (4) records of securities exchanges, (5) reports of any brokerage firm deemed reliable by the Trustee, or (6) any combination of the foregoing. If the Trustee is unable to value assets from such sources, it may rely on information from any Employer, the Committee, appraisers or other sources, and will not be liable for inaccurate valuation based in good faith on such information. Notwithstanding the foregoing, the fair market value of shares of Company Stock shall be (i) if the Stock is readily tradeable on an established securities market, the fair market value of such stock on such market on the Valuation Date or (ii) if the Stock is not readily tradeable on an established securities market, the value determined by an independent appraiser meeting requirement similar to the requirements of Code section 170(a)(1).

                        (c) Reasonable costs incurred in valuing the Trust Fund shall be a charge against the Trust Fund.

               5.4      Records

                        The Trustee shall keep complete accounts of all investments, receipts and disbursements, other transactions hereunder, and gains and losses resulting from same. Such accounts shall be sufficiently detailed to meet the Trustee's duties of reporting and disclosure required under applicable federal or state law as shall exist from time to time. All accounts, books, contracts and records relating to the Trust Fund shall be open to inspection and audit at all reasonable times by any person designated by the Committee.

               5.5      Reports

                        (a) Within 90 days following the close of each Plan Year, and as otherwise directed by the Committee, and within 60 days following the Trustee's resignation or removal under Article 7 of this Trust Agreement, the Trustee shall furnish the Committee with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (at cost and at fair market value), and any other information about the Trust Fund that the Committee may request. The Trustee shall certify the accuracy of the report if such certification is required by any applicable federal or state law or regulation.





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

                        (b)     Each report submitted pursuant to subsection
(a) shall be promptly examined by the Committee. If the Committee approves of such report, the Trustee shall be forever released from any liability of accountability with respect to the propriety of any of its accounts or transactions so reported, as if such account had been settled by judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Company, and all persons having or claiming any interest in the Trust Fund were made parties. The foregoing, however, is not to be construed to deprive the Trustee of the right to have its account judicially settled if it so desires.

                        (c) The Committee may approve of any report furnished by the Trustee under subsection (a) either by written statement of approval furnished to the Trustee or by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Committee receives such report. The Committee shall not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Trustee.





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
                                   Article 6

                      Compensation, Rights and Indemnities
                                 of the Trustee


               6.1      Compensation and Reimbursement

                        (a) The Trustee shall receive for its services reasonable compensation as agreed upon in writing from time to time between the Company and the Trustee, unless the Trustee is an Employee, in which case the Trustee shall serve without compensation.

                        (b) The Trustee shall be reimbursed for all reasonable expenses it incurs in the performance of its duties under this Trust Agreement. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, actuarial and, subject to Section 6.3, legal fees for professional services related to the administration of the Plan and this Trust Agreement.

                        (c)     Compensation and expenses payable under this
Section 6.1 shall be paid from the Trust Fund (and may be charged, if applicable, to an appropriate subaccount or subtrust), unless the Employers pay such compensation and expenses directly. In addition, the Employers in their discretion may reimburse the Trust Fund for any such compensation and expenses paid from the Trust Fund.

               6.2      Rights of the Trustee

                        (a) Whenever in the administration of the Plan a certification or direction is required to be given to the Trustee, or the Trustee deems it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification or direction shall be fully made, or such matter may be deemed to be conclusively proved, by delivery to the Trustee of an instrument signed either:

                                (1)      in the name of the Company by an
officer of the Company; or

                                (2)      unless the matter concerns the
authority of the Committee, in the name of the Committee by the Chairman or Secretary of the Committee;

and the Trustee may rely upon such instrument to the extent permitted by law. Notwithstanding the foregoing, the Trustee may in its sole discretion accept such other evidence of a matter or require such further evidence as may seem reasonable to it, in lieu of such instrument. Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to a Participant or Beneficiary and without considering the rights of any Participant or Beneficiary.

                        (b) The Trustee may make any payment which it is required to make hereunder by mailing a check for the amount of such payment and any other necessary papers by first class mail in a sealed envelope addressed to the person to whom such payment is to be made, according to the certification of the Committee. In this respect, the Trustee shall recognize only instructions given to it by the Committee and has the right to act thereon without notice to any person and without considering the rights of any Participant or Beneficiary. The Trustee is not required to determine or to make any investigation to determine, the identity or mailing address of any person entitled to benefits under the Plan, and is entitled to withhold payment of benefits or directions to issuing companies with respect to such payment until the identity and mailing address of the Participant or Beneficiary entitled to receive such benefits is certified by the Committee. The Trustee shall not be responsible for the determination or computation of any benefit due to a Participant or Beneficiary.

                        (c) In the event that any dispute arises as to the identity or rights of any person or persons to whom the Trustee is to make payment or delivery of any funds or property, the Trustee may withhold payment or delivery of such funds or property without liability until the dispute is resolved by arbitration, adjudicated by a court of competent jurisdiction, or settled by written stipulation of the parties concerned. The Trustee shall not be liable for the payment of and interest or income on the cash or other property held by it under such circumstances.

                        (d) The Trustee may consult with legal counsel (who may be counsel for the Committee, the Company, a Controlled Group Member or a Related Company Controlled Group Member) with respect to the construction of the Plan or this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and shall be fully protected (to the extent permitted by law) with respect to any action it takes or omits in good faith upon the advice of such counsel.

                        (e) The Trustee shall be provided with specimen signatures of the current members of the Committee. The Trustee shall be entitled to rely in good faith upon any directions signed by a majority of the members of the Committee or their appointed delegate, and shall incur no liability for following such directions.

                        (f) The Trustee may accept communications by photostatic teletransmissions with duplicate or facsimile signatures as a delivery of such communications in writing until notified in writing by the Committee that the use of such devices is no longer authorized.

                        (g) If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least 10 days prior to the making of any such payment the Trustee must mail notice to the Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing authority as it deems necessary.

                        (h) If it is determined by a final judicial decision or by agreement with the Internal Revenue Service that the equitable share of the Trust Fund attributable to an Employer fails to satisfy the requirements of Code section 501(a), the Trustee shall be so notified by the Committee or the Employer. If such failure has not been corrected to the satisfaction of the Internal Revenue Service within 30 days of such determination, or within such longer time as the Internal Revenue Service may allow, the Trustee, in its discretion, may segregate the assets allocable to the equitable share of the Trust Fund attributable to such Employer and may distribute such assets to a successor trustee or funding agent.

               6.3      Limitation of Liability of Trustee

                        (a) If the Trustee makes a written request for directions from the Committee, the Trustee may await such directions without incurring liability. The Trustee has no duty to act in the absence of such requested directions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement.

                        (b) The Trustee shall not be liable to any person for making any distribution, failing to make any distribution, or discontinuing any distribution on the direction of the Committee, or for failing to make any distribution by reason of the Committee's failure to direct that such distribution be made. The Trustee has no duty to inquire whether any direction or absence of direction is in conformity with the provisions of the Plan.

                        (c) The Trustee is not responsible for determining the adequacy of the Trust Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Trust Fund in excess of the assets of the Trust Fund.

                        (d) The Trustee shall not be liable for the acts or omissions of any other fiduciary or person with respect to the Plan or the Trust Fund except to the extent required under Section 405(a) of ERISA.

                        (e) The Trustee is not responsible for any matter affecting the administration of the Plan by the Company, the Committee, or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.

               6.4      Necessary Parties to Legal Actions

                        Except as required by ERISA section 502(h), only the Employers, the Committee and the Trustee shall be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Participant, Beneficiary or other person having an interest in the Trust Fund shall be entitled to notice. Any judgment entered on any such action or proceeding shall be binding on all persons claiming under the Trustee. Nothing in this Section 6.5 is intended to preclude a Participant or Beneficiary from enforcing his legal rights.

               6.5 Investment Manager. The Committee shall have the right at any time or from time to time to appoint (and revoke the appointment of) an individual, firm or corporation who or which qualifies as an "investment manager" under section 3(38) of ERISA as Investment Manager hereunder. The Committee shall notify the Trustee of any such appointment (or revocation thereof) in writing, and the Trustee may rely upon any such appointment continuing in effect until it receives written notice from the Committee of its revocation.

                        Unless otherwise specified in such notice of appointment or in an agreement between the Committee and the Investment Manager, the Investment Manager shall have sole control over the assets in the Trust Fund except the Company Stock Fund; provided, however, that such amounts of cash and short-term obligations as the Trustee deems advisable to meet the current requirements of the Trust Fund for cash (such as for making distributions to Participants) shall remain under the control of the Trustee. During the period when the appointment of an Investment Manager is in effect, the Investment Manager (and not the Trustee) shall, with respect to the investments over which the Investment Manager has control and to the extent delegated to such Investment Manager in writing and permitted by law have the applicable powers and be subject to the applicable duties and limitations conferred or imposed upon the Trustee, but the Trustee shall make and accept such deliveries of securities and disburse and receive such funds to or from the Trust Fund as the Investment Manager may direct in writing or through the facilities of an institutional delivery system of a depository. In addition to the foregoing powers, the Investment Manager may designate the broker or brokers through which sales and purchases are to be made, provided that no greater brokerage fees are incurred than those chargeable by other brokers in the community for like or comparable services. The Employer shall indemnify and hold the Trustee or its nominee harmless against any and all claims, actions, demands, liabilities, losses, damages or expenses of whatsoever kind or nature which may arise (a) from the failure by the Trustee to pay for property purchased by the Investment Manager or the Committee by reason of the insufficiency of funds in the Trust Fund, (b) from the actions of the Trustee in following investment directions of the Investment Manager or the Committee or inaction in the absence of such directions, unless the Trustee's action or inaction constitutes or results from its fraud, bad faith, negligence or willful misconduct or (c) from trading activities of the Investment Manager or the Committee.

                        The Investment Manager shall receive such reasonable compensation as may be agreed upon by it and the Committee, and upon the receipt of written instructions from the Committee as to any amount so approved, the Trustee shall make payment thereof to the Investment Manager from the Trust Fund.

                                   Article 7

                     Resignation or Removal of the Trustee


               7.1      Resignation

                        The Trustee may resign at any time by delivering to the Company a written notice of resignation, to take effect not less than 30 days after delivery, unless such notice is waived.

               7.2      Removal

                        The Company may remove the Trustee at any time by delivering to the Trustee a written notice of removal.

               7.3      Successor Trustee

                        Upon the resignation or removal of the Trustee, the Company shall appoint a successor Trustee, which may accept such appointment by execution of this Trust Agreement. In the event that no successor Trustee is appointed, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. Any expenses incurred by the Trustee in connection with said application shall be paid from the Trust Fund as an expense of administration.

               7.4      Settlement

                        After delivery of notice of the Trustee's resignation or removal, the Trustee is entitled to a settlement of its account, which may be made at the option of the Trustee either: (a) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction or (b) by agreement of settlement between the Trustee and the Company.

               7.5      Transfer to Successor Trustee

                        Upon settlement of the Trustee's account, the Trustee shall transfer to the successor Trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee's responsibilities under this Trust Agreement shall cease and the Trustee shall be discharged from further accountability for all matters embraced in its settlement; provided however that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, and all rights and privileges with respect to such assets, to the successor Trustee. Notwithstanding the foregoing, the Trustee is authorized to reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.

Notwithstanding any provision of Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or investment vehicle appropriate for the temporary investment of cash reserves of trusts.

               7.6      Duties of the Trustee Prior to Transfer
                        to Successor Trustee

                        The Trustee's powers, duties, rights and responsibilities under this Trust Agreement shall continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor Trustee under Section 7.5 is completed. Nothing contained herein shall relieve the Trustee of its duties under Section 5.5.
The successor Trustee shall neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to such date, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor Trustee.

               7.7      Powers, Duties and Rights of the Successor
                        Trustee

                        Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the successor Trustee shall become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor Trustee were originally named as Trustee hereunder.

               7.8      Merger or Consolidation Involving
                        Corporate Trustee

                        Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder without the necessity of any appointment or other action, provided it does not resign and is not removed.

                                   Article 8

                        Amendment of the Trust Agreement
                           or Termination of the Plan


               8.1      Amendment of the Trust Agreement

                        (a) The Company reserves the right to amend this Trust Agreement in the manner set forth in subsection (b) at any time and to any extent that it may deem advisable or appropriate, provided however that:

                                (1)      No amendment may affect the duties,
rights, responsibilities or liabilities of the Trustee without its written consent;

                                (2)      No amendment may have the effect of
vesting in the Company or any Controlled Group Member or Related Company Controlled Group Member any interest in or control over any property subject to the terms of this Trust Agreement; and

                                (3)      No amendment may contravene the
provisions of Section 2.4.

                        (b) Any amendment to this Trust Agreement shall be made only pursuant to action of the Board of Directors of the Company. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the Company shall be delivered to the Trustee. Upon such action by the Company, the Trust Agreement shall be deemed amended as of the date specified as the effective date by such action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such action.

                        (c) Unless an amendment expressly provides otherwise, all Employers shall be bound by any amendment adopted pursuant to this Article 8.

               8.2      Termination of the Plan

                        (a) In the event that the Plan is terminated, the Committee shall notify the Trustee as to whether the Trust Fund is to be distributed or is to be maintained by the Trustee in accordance with the provisions of the Plan and this Trust Agreement. If the Committee directs that the Trust Fund is to be distributed, the Trustee shall establish the fair market value of the Trust Fund as of such interim Valuation Date as is designated by the Committee, and, after paying the reasonable expenses involved in the termination of the Plan, shall distribute all or a part of the assets of the Trust Fund (converting such assets into cash, as necessary) in accordance with the written directions of the Committee (including, without limitation, a direct distribution to one or more Participating Companies of any excess assets of the

Trust Fund remaining after all liabilities of the Plan and the Trust Fund to the Participants and Beneficiaries have been satisfied).

                        (b) In the event of the withdrawal of any Employer from the Plan, the Trustee shall distribute the assets of the Trust Fund attributable to the Participants employed by the Employer, and their Beneficiaries, in accordance with the written directions of the Committee.

                        (c)     Notwithstanding the provisions of subsections
(a) and (b):

                                (1)      The Trustee may pay from the assets of
the Trust Fund the reasonable expenses involved in the termination of the Trust Fund prior to distributing the assets of the Trust Fund as directed by the Committee;

                                (2)      The Trustee shall not comply with any
instruction to transfer assets of the Trust Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code, and that any required actuarial statement of valuation has been properly filed; and

                                (3)      The Trustee may condition the
delivery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that the approval of appropriate governmental or other authorities has been secured (including, if the Trustee so requests, a favorable determination letter issued by the Internal Revenue Service to the effect that the termination of the Plan will not adversely affect the Plan's qualified status) and that there has been proper compliance with all notices and other procedures required by applicable law.

                                   Article 9

                                 Miscellaneous


               9.1      Gender, Tense and Headings

                        Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                        Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

               9.2      Governing Law

                        This Trust Agreement shall be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the State of Ohio.

               IN WITNESS WHEREOF, the Company and the Trustee have executed
this Trust Agreement on this       day of              , 1994.
                             -----        -------------
"Company"                                 "Trustee"

OHM Corporation                           National City Bank,
                                          Cleveland, Ohio



By /s/ PAMELA K.M. BEALL                 By
   ---------------------------              ---------------------------
By /s/ RANDALL M. WALTERS                By
   ---------------------------              ---------------------------